Exhibit 1

SHAMIR OPTICAL INDUSTRY LTD.

4,000,000 Common Shares(1)

UNDERWRITING AGREEMENT

[          ], 2005

William Blair & Company, L.L.C.

CIBC World Markets Corp.

C.E. Unterberg, Towbin, L.L.C.

As Representatives of the Several

Underwriters Named in Schedule A

c/o William Blair & Company, L.L.C.

222 West Adams Street

Chicago, Illinois 60606

Ladies and Gentlemen:

SECTION 1.          Introductory.  Shamir Optical Industry Ltd., an Israeli limited liability company (“Company”), has an authorized share capital consisting of 100,000,000 ordinary shares, NIS 0.01 par value (“Common Shares”), of which 12,711,332 shares are outstanding on the date hereof.  The Company proposes to issue and sell 3,400,000 shares of its authorized but unissued Common Shares, and certain shareholders of the Company (as named in Schedule B, the “Selling Shareholders”) propose to sell in the aggregate 600,000 shares of the Company’s issued and outstanding Common Shares to the several underwriters named in Schedule A as it may be amended by the Pricing Agreement hereinafter defined (“Underwriters”), who are acting severally and not jointly.  Collectively, such total of 4,000,000 Common Shares proposed to be sold by the Company and the Selling Shareholders is hereinafter referred to as the “Firm Shares.”  In addition, the Selling Shareholders propose to grant to the Underwriters an option to purchase up to 600,000 additional Common Shares (“Option Shares”) as provided in Section 5 hereof.  The Firm Shares and, to the extent such option is exercised, the Option Shares, are hereinafter collectively referred to as the “Shares.”  William Blair & Company, L.L.C. has the authority, subject to the terms and conditions contained herein, to act on behalf of the several Underwriters and the Representatives hereunder.

You have advised the Company and the Selling Shareholders that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as you deem advisable after the registration statement hereinafter referred to becomes effective, if it has not yet become effective, and the Pricing Agreement hereinafter defined has been executed and delivered.

(1)           Plus an option to acquire up to 600,000 additional shares to cover overallotments.

Prior to the purchase and public offering of the Shares by the several Underwriters, the Company, the Selling Shareholders and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (“Pricing Agreement”).  The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company, the Selling Shareholders and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto.  The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement.  From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

The Company and the Selling Shareholders hereby confirm their agreements with the Underwriters as follows:

SECTION 2.          Representations and Warranties of the Company.  The Company represents and warrants to the several Underwriters that:

(a)           A registration statement on Form F-1 (File No. 333-122736) and a related preliminary prospectus with respect to the Shares have been prepared and filed with the Securities and Exchange Commission (“Commission”) by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1933 Act;” unless indicated to the contrary, all references herein to specific rules are rules promulgated under the 1933 Act); and the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof and will file such additional amendments thereto and such amended prospectuses as may hereafter be required.  There have been or will promptly be delivered to you a signed copy of such registration statement and amendments, a copy of each exhibit filed therewith, and conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus or prospectuses and final forms of prospectus for each of the Underwriters.

Such registration statement (as amended, if applicable) at the time it becomes effective and the prospectus constituting a part thereof (including the information, if any, deemed to be part thereof pursuant to Rule 430A(b) and/or Rule 434), as from time to time amended or supplemented, are hereinafter referred to as the “Registration Statement,” and the “Prospectus,” respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement became or becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b)), the term Prospectus shall refer to such revised prospectus from and after the time it was provided to the Underwriters for such use.  If the Company elects to rely on Rule 434 of the 1933 Act, all references to “Prospectus” shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to the Underwriters by the Company in accordance with Rule 434 of the 1933 Act (“Rule 434 Prospectus”).  Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) (“Rule 462(b) Registration Statement”) shall be deemed to be part of the “Registration Statement” as defined herein, and any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the “Prospectus”, as defined herein, as appropriate.  The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder are hereinafter collectively referred to as the “Exchange Act.”

(b)           The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, and each preliminary prospectus has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and when the Registration Statement became or becomes effective, and at all times subsequent thereto, up to the First Closing Date or the Second Closing Date hereinafter defined, as the case may be, the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable, and the Prospectus and any amendments or supplements thereto, contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from any preliminary prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the preparation thereof.

(c)           The Company and its subsidiaries have been duly incorporated or formed and are validly existing as corporations or limited liability companies under the laws of their respective places of incorporation or formation, as the case may be, with full power and authority to own their properties and conduct their business as described in the Prospectus; the Company and each of its subsidiaries are duly qualified to do business as foreign corporations or limited liability companies under the laws of each jurisdiction in which they own or lease substantial properties, have an office, or in which substantial business is conducted and such qualification is required except in any such case where the failure to so qualify would not have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.  No proceeding has been instituted by the Registrar of Companies in Israel for the dissolution of the Company, and each of the U.S. subsidiaries of the Company is in good standing under the laws of its state of formation.

The reorganization of the Company from an Israeli agricultural co-operative society into an Israeli limited liability company was completed on March 6, 2005 (the “Reorganization”) and was duly authorized by all necessary company action and did not violate any provision of the Company’s articles of association, did not result in the breach, and was not in contravention, of any provision of any material agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which the Company or any of its consolidated subsidiaries was or is a party or by which the Company or any of its consolidated subsidiaries or any of their respective properties was or is bound or affected, or any order, rule or regulation applicable to the Company or any of its consolidated subsidiaries of any court or regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its consolidated subsidiaries or any of their respective properties, or any order of any court or governmental agency or authority entered in any proceeding to which the Company or any of its consolidated subsidiaries was or is a party or by which any of them was or is bound.  No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body was required for the completion of the Reorganization except for such consents, approvals, authorizations and other orders that were duly obtained by the Company.

(d)           Each of the subsidiaries of the Company is set forth in Schedule D.  The Company owns directly or indirectly that percentage of the outstanding share capital or limited liability company interests of each subsidiary set forth across from such subsidiary on Schedule D, free and clear of any material claims, liens, encumbrances or security interests and all of such shares or limited liability company interests have been duly authorized and validly issued and are fully paid and nonassessable.

(e)           The issued and outstanding share capital of the Company as set forth in the Prospectus has been duly authorized and validly issued, is fully paid and nonassessable, and conforms to the description thereof contained in the Prospectus.

(f)            The Shares to be sold by the Company have been duly authorized and when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus.

(g)           The making and performance by the Company of this Agreement and the Pricing Agreement have been duly authorized by all necessary company action and will not violate any provision of the Company’s articles of association and will not result in the breach, or be in contravention, of any provision of any agreement, franchise, license, indenture, mortgage, or deed of trust to which the Company or any subsidiary is a party or by which the Company, any subsidiary or the property of any of them may be bound or affected, or any order, rule or regulation applicable to the Company or any subsidiary of any court or regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any subsidiary or any of their respective properties, or any order of any court or governmental agency or authority entered in any proceeding to which the Company or any subsidiary was or is now a party or by which it is bound, except to the extent any such violation, breach or contravention would not have a Material Adverse Effect.  No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the Pricing Agreement or the consummation of the transactions contemplated herein or therein, except for compliance with the 1933 Act and blue sky laws applicable to the public offering of the Shares by the several Underwriters and clearance of such offering with the National Association of Securities Dealers, Inc. (“NASD”).  This Agreement has been duly executed and delivered by the Company.  The Company is not required to publish a prospectus in Israel under the laws of the State of Israel.

(h)           The accountants who have expressed their opinions with respect to certain of the financial statements included in the Registration Statement are independent accountants as required by the 1933 Act and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

(i)            The consolidated financial statements of the Company included in the Registration Statement present fairly the consolidated financial position of the Company as of the respective dates of such financial statements, and the consolidated statements of income, changes in shareholders’ equity and cash flows of the Company for the respective periods covered thereby, all in conformity with United States generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Prospectus, present fairly the information required to be stated therein.  The financial information set forth in the Prospectus under “Selected Consolidated Financial Data” presents fairly on the basis stated in the Prospectus, the information set forth therein.

The pro forma information included in the Prospectus presents fairly the information shown therein, have been prepared in accordance with United States generally accepted accounting principles and the Commission’s rules and guidelines with respect to pro forma information, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.

(j)            Neither the Company nor any subsidiary is in violation of its organizational documents or in default under any consent decree, or in default with respect to any lease, loan agreement, franchise, license, permit or other contract obligation to which it is a party, except to the extent such default would not have a Material Adverse Effect; and there does not exist any state of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case except for defaults which neither singly nor in the aggregate would have a Material Adverse Effect.

(k)           Except as disclosed in the Prospectus, there are no legal or governmental proceedings pending, or to the Company’s knowledge, threatened to which the Company or any subsidiary is or may be a party or of which property owned or leased by the Company or any subsidiary is or may be the subject, or related to environmental or discrimination matters, except for such proceedings that would not have a Material Adverse Effect and do not question the validity of this Agreement or the Pricing Agreement or any action taken or to be taken pursuant hereto or thereto.

(l)            Except as disclosed in the Prospectus, there are no holders of securities of the Company having rights to registration thereof.  There are no holders of securities of the Company having preemptive rights to purchase Common Shares.

(m)          The Company and each of its subsidiaries have good title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements (or elsewhere in the Prospectus) and except to the extent the failure to have such good title or the existence of such lien, mortgage, pledge, charge or encumbrance would not have a Material Adverse Effect.  The Company and each of its subsidiaries hold their respective leased properties under valid and binding leases, except where the failure of such leases to be valid and binding would not have a Material Adverse Effect.

(n)           The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(o)           Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as contemplated by the Prospectus, the Company and its subsidiaries, taken as a whole, have not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any change which would have a Material Adverse Effect nor any material change in their share capital, short-term debt or long-term debt.

(p)           There is no material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

(q)           Except as disclosed in the Prospectus, the Company together with its subsidiaries owns and possesses all right, title and interest in and to, or has duly licensed from third parties, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights (“Trade Rights”), except where the failure to own and possess such Trade Rights would not have a Material Adverse Effect.  Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries has received any notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights which has not been resolved or disposed of and neither the Company nor any of its subsidiaries has infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties, except to the extent that such infringement, misappropriation or conflict would not have a Material Adverse Effect.

(r)            The conduct of the business of the Company and each of its subsidiaries is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not have a Material Adverse Effect.

(s)           All offers and sales of securities of the Company and its subsidiaries prior to the date hereof were at all relevant times exempt from the registration requirements of the 1933 Act and were duly registered with or the subject of an available exemption from the registration requirements of the applicable federal, state, local and foreign securities or blue sky laws.

(t)            The Company has filed all necessary federal, state, local and foreign income and franchise tax returns and has paid all taxes shown as due thereon, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its properties or assets that would or could be expected to have a Material Adverse Effect.

(u)           The Company has filed a registration statement pursuant to Section 12(g) of the Exchange Act to register the Common Shares thereunder, has filed an application to list the Shares on the Nasdaq National Market, and has received notification that the listing has been approved, subject to notice of issuance or sale of the Shares, as the case may be.

(v)           The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer.  The Company has utilized such controls and procedures in preparing and evaluating the disclosures included in the Registration Statement and Prospectus.

(w)          The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) amounts reflected on the Company’s consolidated balance sheet for assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x)            The Company is not, and does not intend to conduct its business in a manner in which it would become, an “investment company” as defined in Section 3(a) of the Investment Company Act of 1940, as amended (“Investment Company Act”).

(y)           None of the Company and its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect.  The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has not received notice from any of its executive officers that such officer does not intend to remain in the employment of the Company.

(z)            No transaction has occurred between or among the Company and any of its officers or directors, stockholders or any affiliate or affiliates of any such officer or director or stockholder that is required to be described in and is not described in the Registration Statement and the Prospectus.

(aa)         The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 4350(d)(2) of the Rules of the National Association of Securities Dealers, Inc. (the “NASD Rules”), and the board of directors or the audit committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the NASD Rules.

(bb)         The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus except to the extent that failure to be so insured would not have a Material Adverse Effect; all policies of insurance and fidelity or surety bonds insuring the Company, its subsidiaries and their respective businesses, assets, employees, officers and directors are in full force and effect, except such as would not, individually or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its  business at a cost that is not greater than the current cost except to the extent that such failure to renew or increased cost would not have a Material Adverse Effect.

(cc)         The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of all applicable laws and the money laundering statutes and related rules and regulations of all jurisdictions to which the Company or its subsidiaries are subject (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(dd)         None of the Company, its subsidiaries and, to the knowledge of the Company, their respective directors, officers, agents, employees and affiliates is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(ee)         None of the Company, its subsidiaries and any of their respective properties has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the State of Israel.

(ff)           No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the State of Israel or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery of the Shares as contemplated herein.

(gg)         The Company is not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the Code and does not expect to become a PFIC in the future; the Company is not a “foreign personal holding company” within the meaning of the Code.

(hh)         The Company is in compliance in all material respects with all conditions and requirements stipulated by the instruments of approval granted to it with respect to the “Approved Enterprise” status of any of the Company’s facilities as well as with respect to the other tax benefits received by the Company as set forth under the caption “Israeli Taxation” in the Prospectus and by Israeli laws and regulations relating to such “Approved Enterprise” status and such other tax benefits received by the Company.  The Company has not received any notice of any proceeding or investigation relating to revocation or modification of any “Approved Enterprise” status granted with respect to any of the Company’s facilities.

SECTION 3.          Representations, Warranties and Covenants of the Selling Shareholders.

(a)           Each of the Selling Shareholders, severally and not jointly, represents and warrants to, and agrees with, the Company and the Underwriters that:

(i)            Such Selling Shareholder has, and on the First Closing Date or the Second Closing Date hereinafter defined, as the case may be, will have, good and valid title to the Shares proposed to be sold by such Selling Shareholder hereunder on such date and full right, power and authority to enter into this Agreement and the Pricing Agreement and to sell, assign, transfer and deliver such Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights; and upon delivery of and payment for such Shares hereunder, the Underwriters will acquire valid marketable title thereto, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights.

(ii)           Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or which might be reasonably expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(iii)          Such Selling Shareholder has executed and delivered a Power of Attorney (“Power of Attorney”) among the Selling Shareholder and one of Orly Felner Hayardeni, Efrat Cohen or Daniel Sisso (each an “Agent”, naming the Agent as such Selling Shareholder’s attorney-in-fact (and, by the execution by such Agent of this Agreement, such Agent hereby represents and warrants that he or she has been duly appointed as attorney-in-fact by the applicable Selling Shareholder pursuant to the Power of Attorney) for the purpose of entering into and carrying out this Agreement and the Pricing Agreement, and the Power of Attorney has been duly executed by such Selling Shareholder and a copy thereof has been delivered to you.

(iv)          Such Selling Shareholder further represents, warrants and agrees that such Selling Shareholder has deposited in custody, under a Custody Agreement (“Custody Agreement”) with Dagan Avishai, as custodian (“Custodian”), certificates in negotiable form or share transfer deeds, as applicable for the Shares to be sold hereunder by such Selling Shareholder, for the purpose of further delivery pursuant to this Agreement.  Such Selling Shareholder agrees that the Shares to be sold by such Selling Shareholder on deposit with the Custodian are subject to the interests of the Company, the Underwriters and the other Selling Shareholders, that the arrangements made for such custody, and the appointment of the Agent pursuant to the Power of Attorney, are to that extent irrevocable, and that the obligations of such Selling Shareholder hereunder and under the Power of Attorney and the Custody Agreement shall not be terminated except as provided in this Agreement, the Power of Attorney or the Custody Agreement by any act of such Selling Shareholder, by operation of law, whether, in the case of an individual Selling Shareholder, by the death or incapacity of such Selling Shareholder or, in the case of a trust or estate, by the death of the trustee or trustees or the executor or executors or the termination of such trust or estate, or, in the case of a partnership or corporation, by the dissolution, winding-up or other event affecting the legal life of such entity, or by the occurrence of any other event.  If any individual Selling Shareholder, trustee or executor should die or become incapacitated, or any such trust, estate, partnership or corporation should be terminated, or if any other event should occur before the delivery of the Shares hereunder, the documents evidencing Shares then on deposit with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, termination or other event had not occurred, regardless of whether or not the Custodian shall have received notice thereof.  The applicable Agent has been authorized by such Selling Shareholder to execute and deliver this Agreement and the Pricing Agreement and the Custodian has been authorized to receive and acknowledge receipt of the proceeds of sale of the Shares to be sold by such Selling Shareholder against delivery thereof and otherwise act on behalf of such Selling Shareholder.  The Custody Agreement has been duly executed by such Selling Shareholder and a copy thereof has been delivered to you.

(v)           Each preliminary prospectus, insofar as it has related to such Selling Shareholder, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as it relates to such Selling Shareholder included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

In order to document the Underwriter’s compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to you prior to or on the First Closing Date, as hereinafter defined, a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form of statement specified by Treasury Department regulations in lieu thereof).

SECTION 4.          Representations and Warranties of the Underwriters.  The Representatives, on behalf of the several Underwriters, represent and warrant to the Company and the Selling Shareholders that the information set forth (a) on the cover page of the Prospectus with respect to price, underwriting discount and terms of the offering and (b) in all paragraphs under “Underwriting” in the Prospectus, except paragraphs 6, 13, 14 and 15 thereof, was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and is correct and complete in all material respects.

SECTION 5.          Purchase, Sale and Delivery of Shares.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the

Company and each of the Selling Shareholders, severally and not jointly, agree to sell to the Underwriters named in Schedule A hereto, and the Underwriters agree, severally and not jointly, to purchase from the Company and each of the Selling Shareholders, respectively, 3,400,000 Firm Shares from the Company and the number of Firm Shares set forth opposite the name of each Selling Shareholder in Schedule B hereto at the price per share set forth in the Pricing Agreement.  The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full shares which (as nearly as practicable, as determined by you) bears to 3,400,000, the same proportion as the number of Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement.  The obligation of each Underwriter to each of the Selling Shareholders shall be to purchase from such Selling Shareholders the number of full shares which (as nearly as practicable, as determined by you) bears to that number of Firm Shares set forth opposite the name of such Selling Shareholder in Schedule B hereto, the same proportion as the number of Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement.  The initial public offering price and the purchase price shall be set forth in the Pricing Agreement.

At 9:00 A.M., Chicago Time, on the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act or unless postponed in accordance with the provisions of Section 12) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act) after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company, the Company and the Custodian will deliver to you at the offices of counsel for the Underwriters or through the facilities of The Depository Trust Company for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by them, respectively, against payment of the purchase price therefor by delivery of federal or other immediately available funds, by wire transfer or otherwise, to the Company and the Custodian.  Such time of delivery and payment is herein referred to as the “First Closing Date.” The certificates for the Firm Shares so to be delivered will be in such denominations and registered in such names as you request by notice to the Company and the Custodian prior to 10:00 A.M., Chicago Time, on the second business day preceding the First Closing Date, and will be made available at the Company’s expense for checking and packaging by the Representatives at 10:00 A.M., Chicago Time, on the business day preceding the First Closing Date.  Payment for the Firm Shares so to be delivered shall be made at the time and in the manner described above at the offices of counsel for the Underwriters.

In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Shareholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 600,000 Option Shares, at the same purchase price per share to be paid for the Firm Shares, for use solely in covering any overallotments made by the Underwriters in the sale and distribution of the Firm Shares.  The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the date of the initial public offering upon notice by you to the Company and the Agents setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered.  Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the “Second Closing Date,” shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three nor later than 10 full business days after delivery of such notice of exercise.  The number of Option Shares to be purchased from each such Selling Shareholder if all of the Option Shares are purchased is set forth in Schedule B hereto.  If less than all of the Option Shares are purchased, the number of Option Shares to be sold by each Selling Shareholder shall be reduced from such maximum number on a pro rata basis.  The number of Option Shares to be purchased by each Underwriter shall be determined by multiplying the number of Option Shares to be sold by the Selling Shareholders pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the total number of Firm Shares (subject to such adjustments to eliminate any fractional share purchases as you in your absolute discretion may make).  Certificates for the Option Shares will be made available at the Company’s expense for checking and packaging at 10:00 A.M., Chicago Time, on the business day preceding the Second Closing Date.  The manner of payment for and delivery of the Option Shares shall be the same as for the Firm Shares as specified in the preceding paragraph.

You have advised the Company and the Selling Shareholders that each Underwriter has authorized you to accept delivery of its Shares, to make payment and to receipt therefor.  You, individually and not as the Representatives of the Underwriters, may make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.

SECTION 6.          Covenants of the Company.  The Company covenants and agrees that:

(a)           The Company will advise you and each of the Selling Shareholders promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise you and each of the Selling Shareholders promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any preliminary prospectus or of the Prospectus, or for additional information.

(b)           The Company will give you and each of the Selling Shareholders notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any Rule 462(b) Registration Statement or any amendment or supplement to the

Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement became or becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) and any term sheet as contemplated by Rule 434) and will furnish you and each of the Selling Shareholders with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which you or counsel for the Underwriters shall reasonably object.

(c)           If the Company elects to rely on Rule 434 of the 1933 Act, the Company will prepare a term sheet that complies with the requirements of Rule 434.  If the Company elects not to rely on Rule 434, the Company will provide the Underwriters with copies of the form of prospectus, in such numbers as the Underwriters may reasonably request, and file with the Commission such prospectus in accordance with Rule 424(b) of the 1933 Act by the close of business in New York City on the second business day immediately succeeding the date of the Pricing Agreement.  If the Company elects to rely on Rule 434, the Company will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such numbers as the Underwriters may reasonably request, by the close of business in New York on the business day immediately succeeding the date of the Pricing Agreement.

(d)           If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements thereto and including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the 1933 Act, the Company promptly will advise you thereof and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; and, in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company upon request, but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.

(e)           Neither the Company nor any of its subsidiaries will, prior to the earlier of the Second Closing Date or termination or expiration of the related option, incur any material liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Prospectus.

(f)            Neither the Company nor any of its subsidiaries will acquire any shares of the Company prior to the earlier of the Second Closing Date or termination or expiration of the related option nor will the Company declare or pay any dividend or make any other distribution upon the Common Shares payable to shareholders of record on a date prior to the earlier of the Second Closing Date or termination or expiration of the related option (other than any payments of previously declared dividends as set forth in the Prospectus).

(g)           As soon as practicable, but not later than eighteen months after the date hereof, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the 1933 Act.

(h)           During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by an Underwriter or dealer, the Company will furnish to you at its expense, subject to the provisions of subsection (d) hereof, copies of the Registration Statement, the Prospectus, each preliminary prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the 1933 Act.

(i)            The Company will use its best efforts in cooperating with the Underwriters to qualify and register the Shares for sale under the blue sky laws of such jurisdictions as you designate, and to continue such qualifications in effect so long as reasonably required for the distribution of the Shares.  The Company shall not be required to qualify as a foreign corporation or limited liability company or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation or limited liability company.

(j)            During the period of two years hereafter, the Company will furnish you with a copy (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission, any securities exchange or the NASD; (ii) as soon as practicable after the release thereof, of each material press release in respect of the Company; and (iii) as soon as available, of each report of the Company mailed to shareholders.

(k)           The Company will use the net proceeds received by it from the sale of the Shares being sold by it substantially in the manner specified in the Prospectus and will not, directly or indirectly, use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC

(l)            If, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A and/or Rule 434, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A, Rule 424(b) and/or Rule 434, copies of an amended Prospectus, or, if required by such Rule 430A and/or Rule 434, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.  If required, the Company will prepare and file, or transmit for filing, a Rule 462(b) Registration Statement not later than the date of the execution of the Pricing Agreement.  If a Rule 462(b) Registration Statement is filed, the Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111.

(m)          For so long as it subject to the Exchange Act or listed on the Nasdaq National Market, as applicable, the Company will comply with all registration, filing and reporting requirements of the Exchange Act and the Nasdaq National Market and will file with the Commission in a timely manner all reports on Form SR required by Rule 463 and will furnish you copies of any such reports as soon as practicable after the filing thereof; and the Company and its subsidiaries will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act.

(n)           For as long as it is subject to the Exchange Act or listed on the Nasdaq National Market, the Company and its subsidiaries will maintain such controls and other procedures, including without limitation those required by the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

(o)           For as long as it is subject to the Exchange Act or listed on the Nasdaq National Market, the Company and its subsidiaries will maintain a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) amounts reflected on the Company’s consolidated balance sheet for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(p)           The Company agrees not to, directly or indirectly, (i) offer, sell (including “short” selling), assign, transfer, encumber, pledge, contract to sell, grant an option to purchase, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any Common Shares or securities convertible or exchangeable into, or exercisable for, Common Shares held of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act); or (ii) enter any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Shares (except, in each case, Common Shares issued pursuant to currently outstanding options, warrants or convertible securities and except for options to be granted under existing approved board resolutions in the ordinary course or as disclosed in the Prospectus) for a period of 180 days after this Agreement becomes effective without the prior written consent of William Blair & Company, L.L.C; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in either case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless William Blair & Company, L.L.C. waives, in writing, such extension.  The Company has obtained similar agreements from each of its officers and directors and current shareholders.

SECTION 7.          Payment of Expenses.  Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Company agrees to pay (i) all costs, fees and expenses (other than legal fees and disbursements of counsel for the Underwriters and the expenses incurred by the Underwriters) incurred in connection with the performance of the Company’s obligations hereunder, including without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company’s independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution of the Registration Statement, each preliminary prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Pricing Agreement and the Blue Sky Memorandum, (ii) all costs, fees and expenses (including legal fees and disbursements of counsel for the Underwriters, not to exceed $15,000) incurred by the Underwriters in connection with qualifying or registering all or any part of the Shares for offer and sale under blue sky laws, including the preparation of a blue sky memorandum relating to the Shares and clearance of such offering with the NASD; and (iii) all fees and expenses of the Company’s transfer agent, printing of the certificates for the Shares and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the several Underwriters.

The provisions of this Section shall not affect any agreement which the Company and the Selling Shareholders may make for the allocation or sharing of such expenses and costs.

SECTION 8.          Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Option Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and each of the Selling Shareholders herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company and each of the Selling Shareholders of their respective obligations hereunder, and to the following additional conditions:

(a)           The Registration Statement shall have become effective either prior to the execution of this Agreement or not later than 1:00 P.M., Chicago Time, on the first full business day after the date of this Agreement, or such later time as shall have been consented to by you but in no event later than 1:00 P.M., Chicago Time, on the third full business day following the date hereof; and prior to the First Closing Date or the Second Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, the Selling Shareholders or you, shall be contemplated by the Commission.  If the Company has elected to rely upon Rule 430A and/or Rule 434, the information concerning the initial public offering price of the Shares and price-related information shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed period and the Company will provide evidence satisfactory to the Representatives of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430A and 424(b)).  If a Rule 462(b) Registration Statement is required, such Registration Statement shall have been transmitted to the Commission for filing and become effective within the prescribed time period and, prior to the First Closing Date, the Company shall have provided evidence of such filing and effectiveness in accordance with Rule 462(b).

(b)           The Shares shall have been qualified for sale under the blue sky laws of such states as shall have been specified by the Representatives.

(c)           The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement and the Pricing Agreement, and all company proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters exercising reasonable judgment.

(d)           You shall not have advised the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact, which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(e)           Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of the Company or its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, which, in the judgment of the Representatives, would have an effect that is so adverse and material to the business or properties of the Company and its subsidiaries, taken as a whole, as to make it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

(f)            There shall have been furnished to you, as Representatives of the Underwriters, on the First Closing Date or the Second Closing Date, as the case may be, except as otherwise expressly provided below:

(i)            Opinions of Shearman & Sterling LLP and M. Seligman & Co., counsel for the Company, and opinions of counsel to such subsidiaries as you have requested as of the date hereof, in each case addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the collective effect that:

(1)           the Company has been duly organized and is validly existing as a limited liability company under the laws of the State of Israel and registered at the Israeli Companies Registrar under Company no. 513659565 with limited liability company power and authority to own its properties and conduct its business as described in the Prospectus; to such counsel’s knowledge, no proceeding has been instituted by the Registrar of Companies in Israel for the dissolution of the Company;

(2)           all of the issued and outstanding share capital or limited liability company interests of each subsidiary of the Company incorporated under the laws of the State of Israel has been duly authorized, validly issued and is fully paid and nonassessable, and the Company owns directly or indirectly that percentage of the outstanding share capital or limited liability company interests of each subsidiary set forth across from such subsidiary on Schedule D and, and to the best knowledge of such counsel, such shares or interests are owned free and clear of any claims, liens, encumbrances or security interests;

(3)           an opinion to the same general effect as clauses (1) and (2) of this subparagraph (i) in respect of such subsidiaries as you have requested as of the date hereof;

(4)           the authorized share capital of the Company, of which there are outstanding the number of shares set forth in the Registration Statement and

Prospectus (except for subsequent issuances, if any, pursuant to options to purchase shares or other rights referred to in the Prospectus), conforms as to legal matters in all material respects to the description thereof in the Registration Statement and Prospectus;

(5)           the issued and outstanding share capital of the Company has been duly authorized and validly issued and is fully paid and nonassessable;

(6)           the certificates for the Shares to be delivered hereunder are in due and proper form, and when duly countersigned by the Company’s transfer agent and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement and the Pricing Agreement, the Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable;

(7)           the Registration Statement has been declared effective by the Commission under the 1933 Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, and the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable), the Prospectus and each amendment or supplement thereto (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act; such counsel have no reason to believe that either the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable) or the Prospectus, or the Registration Statement or the Prospectus as amended or supplemented (except as aforesaid), as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as amended or supplemented, if applicable, as of the First Closing Date or the Second Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; the statements in the Registration Statement and the Prospectus summarizing Israeli statutes, rules and regulations are accurate and fairly and correctly present the information presented in all material respects;

(8)           the statements under the captions “Reorganization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Borrowings,” “Certain Relationships and Related Transactions,” “Description of Share Capital,” “Shares Eligible for Future Sale,” “United States Federal Income Tax Considerations,” “Israeli Taxation,” and “Enforceability of Civil Liabilities” in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information called for with respect to such documents and matters;

The Reorganization has been consummated and was duly authorized by all necessary company action and did not violate any provision of the Company’s articles of association, did not result in the breach, or was not in contravention, of any provision of any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which the Company is, to such counsel's knowledge, a party or by which the Company or any of its properties was or is, to such counsel's knowledge, bound or affected, or any order, rule or regulation applicable to the Company of any court or regulatory body, administrative agency or other governmental body in Israel having jurisdiction over the Company or any of its properties, or any order of any court or governmental agency or authority entered in any proceeding to which the Company or any of its subsidiaries was or is a party or by which any of them was or is bound.  No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body was required for the completion of the Reorganization.

(9)           this Agreement and the Pricing Agreement and the performance of the Company’s obligations hereunder have been duly authorized by all necessary company action and all company action required by the laws of the State of Israel and this Agreement and the Pricing Agreement have been duly executed and delivered by and on behalf of the Company, and are legal, valid and binding agreements of the Company, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except as to those provisions relating to indemnities for liabilities arising under the 1933 Act as to which no opinion need be expressed; and no authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body, is required for the offer and sale of the Shares by the Company in the United States pursuant hereto or for the due execution, delivery or performance by the Company of this Agreement and the Pricing Agreement, except as have been obtained and are in full force and effect under the Securities Act or as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Shares;

(10)         the execution and performance of this Agreement will not contravene any of the provisions of, or result in a default under, any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument known to such counsel, of the Company or any of its subsidiaries or by which the property of any of them is bound and which contravention or default would be material to the Company and its subsidiaries taken as a whole; or violate any of the provisions of the organizational documents of the Company or any of its subsidiaries or, so far as is known to such counsel, violate any statute, order, rule or regulation of any regulatory or governmental body having jurisdiction over the Company or any of its subsidiaries;

(11)         the Company is not an “investment company” or a person “controlled by” an “investment company” within the meaning of the Investment Company Act;

(12)         the Company is not required to publish a prospectus in Israel under the laws of the State of Israel with respect to the offering of the Shares;

(13)         to ensure the legality, validity or admissibility into evidence of each of this Agreement, the Pricing Agreement and any other document required to be furnished hereunder or thereunder in the State of Israel, it is not necessary that (a) this Agreement, the Pricing Agreement or any such other document be filed or recorded with any court or other authority in the State of Israel or (b) any stamp, registration or similar tax be paid to the State of Israel on or in respect of any such document or the Shares in connection with the sale of Shares to the Underwriters;

(14)         under the laws of the State of New York relating to personal jurisdiction, (i) the Company has, under this Agreement, validly submitted to the personal jurisdiction of any state or federal court located in the State of New York,

County of New York in any action arising out of or relating to this Agreement and the transactions contemplated herein and has validly and effectively waived any objection to the venue of a proceeding in any such court as provided in Section 21 hereof, (ii) the Company’s appointment thereunder of CT Corporation as their authorized agent for service of process is valid, legal and binding, and (iii) service of process in the manner set forth in Section 21 hereof will be effective to confer valid personal jurisdiction of such court over the Company;

(15)         under the laws of Israel, the submission by the Company under this Agreement to the jurisdiction of any court sitting in New York and the designation of New York law to apply to this Agreement, is binding upon the Company and, if properly brought to the attention of a court or administrative body in accordance with the laws of Israel, would be enforceable in any judicial or administrative proceeding in Israel; subject to certain time limitations, Israeli courts are empowered to enforce foreign final executory judgments for liquidated amounts in civil matters, obtained after completion of process before a court of competent jurisdiction which recognizes similar Israeli judgments, provided such judgments or the enforcement thereof are not contrary to Israeli law, public policy, security or the sovereignty of the State of Israel; the enforcement of judgments is conditional upon: (a) adequate service of process being effected and the defendant having had a reasonable opportunity to be heard; (b) such judgment having been obtained before a court of competent jurisdiction according to the rules of private international law prevailing in Israel; (c) such judgment not being in conflict with another valid judgment in the same matter between the same parties; (d) such judgment not having been obtained by fraudulent means; and (e) an action between the same parties in the same matter not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

(16)         other than stamp duty that may become payable in certain circumstances set forth in such opinion, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company to the State of Israel or to any political subdivision or taxing authority thereof or therein in connection with the issuance and delivery to the Underwriters of the Shares as contemplated herein.

In rendering such opinion, such counsel may state that they are relying upon the certificate of American Stock Transfer & Trust Company, the transfer agent for the Common Shares, as to the number of Common Shares at any time or times outstanding, and that insofar as their opinion under clause (7) above relates to the accuracy and completeness of the Prospectus and Registration Statement, it is based upon a general review with the Company’s representatives and independent accountants of the information contained therein, without independent verification by such counsel of the accuracy or completeness of such information.  Such counsel may also rely upon the opinions of other competent counsel and, as to factual matters, on certificates of officers of the Company and of state officials, in which case their opinion is to state that they are so doing and copies of said opinions or certificates are to be attached to the opinion unless said opinions or certificates (or, in the case of certificates, the information therein) have been furnished to the Representatives in other form.

(ii)           Opinions of counsel for each of the Selling Shareholders, in each case addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

(1)           this Agreement and the Pricing Agreement have been duly authorized, executed and delivered by or on behalf of such Selling Shareholder; the Agent and the Custodian for such Selling Stockholder have been duly and validly authorized to carry out all transactions contemplated herein on behalf of such Selling Stockholder, and the performance of this Agreement and the Pricing Agreement and the consummation of the transactions herein contemplated by such Selling Shareholder will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any Israeli, New York or U.S. Federal statute or any order, rule or regulation known to such counsel of any Israeli or U.S. court or governmental agency or body having jurisdiction over such Selling Shareholder or any of its properties; and no consent, approval, authorization or order of any Israeli or U.S. court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement and the Pricing Agreement in connection with the sale of Shares to be sold by such Selling Shareholder hereunder, except such as have been obtained under the 1933 Act and such as may be required under applicable blue sky laws in connection with the purchase and distribution of such Shares by the Underwriters and the clearance of such offering with the NASD;

(2)           such Selling Shareholder has full right, power and authority to enter into this Agreement and the Pricing Agreement and to sell, transfer and deliver the Shares to be sold on the First Closing Date or the Second Closing Date, as the case may be, by such Selling Shareholder hereunder and good and valid title to such Shares so sold, to such counsel’s knowledge, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights whatsoever, will be transferred to the Underwriters (who counsel may assume to be bona fide purchasers) who will purchase such Shares hereunder on the First Closing Date or the Second Closing Date, as the case may be;

(3)           under the laws of the State of New York relating to personal jurisdiction, (i) such Selling Shareholder has, under this Agreement, validly submitted to the personal jurisdiction of any state or federal court located in the State of New York, County of New York in any action arising out of or relating to this Agreement and the transactions contemplated herein and has validly and effectively waived any objection to the venue of a proceeding in any such court as provided in Section 21 hereof, (ii) such Selling Shareholder’s appointment thereunder of CT Corporation as its authorized agent for service of process is valid, legal and binding, and (iii) service of process in the manner set forth in Section 21 hereof will be effective to confer valid personal jurisdiction of such court over such Selling Shareholder;

(4)           this Agreement and the Pricing Agreement are legal, valid and binding agreements of such Selling Shareholder except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except with respect to those provisions relating to indemnities for liabilities, as to which no opinion need be expressed; and

(5)           under the laws of Israel, the submission by such Selling Shareholder under this Agreement to the jurisdiction of any court sitting in New York and the designation of New York law to apply to this Agreement, is binding upon such Selling Shareholder and, if properly brought to the attention of the court or administrative body in accordance with the laws of Israel, would be enforceable in any judicial or administrative proceeding in Israel; subject to certain time limitations, Israeli courts are empowered to enforce foreign final non-appealable executory judgments for liquidated amounts in civil matters, obtained after completion of process before a court of competent jurisdiction which enforces similar Israeli judgments, provided such judgments or the enforcement thereof are not contrary to Israeli law, public policy, security or the sovereignty of the State of Israel; the enforcement of judgments is also conditional upon: (a) adequate service of process being effected and the defendant having had a reasonable opportunity to be heard; (b) such judgment having been obtained before a court of competent jurisdiction according to the rules of private international law prevailing in Israel; (c) such judgment not being in conflict with another valid judgment in the same matter between the same parties; (d) such judgment not having been obtained by fraudulent means; and (e) an action between the same parties in the same matter not pending in any Israeli court at the time the lawsuit is instituted in the foreign court.

(iii)          Such opinion or opinions of Sidley Austin Brown & Wood LLP and Haim Samet, Steinmetz, Haring & Co., counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the organization of the Company, the validity of the Shares to be sold by the Company, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

(iv)          A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

(1)           the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(2)           the Commission has not issued an order preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act; and

(3)           subsequent to the date of the most recent financial statements included in the Registration Statement and Prospectus, and except as set forth or contemplated in the Prospectus, (A) none of the Company and its consolidated subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, and (B) there has not been any change that has had or would have a Material Adverse Effect  or any change in the share capital or any material change in their short-term debt or long-term debt.

The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1) and (2) of this subparagraph to be set forth in said certificate.

(v)           A certificate of each of the Selling Shareholders dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that the representations and warranties of such Selling Shareholder set forth in Section 3 of this Agreement are true and correct as of such date and such Selling Shareholder has complied with all the agreements and satisfied all the conditions on the part of such Selling Shareholder to be performed or satisfied at or prior to such date.

(vi)          At the time the Pricing Agreement is executed and also on the First Closing Date or the Second Closing Date, as the case may be, there shall be delivered to you a letter addressed to you, as Representatives of the Underwriters, from Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, independent accountants, the first one to be dated the date of the Pricing Agreement, the second one to be dated the First Closing Date and the third one (in the event of a second closing) to be dated the Second Closing Date, to the effect set forth in Schedule C.  There shall not have been any change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Shares as contemplated hereby.

(vii)         A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, verifying the truth and accuracy of any statistical or financial figure included in the Prospectus which has not been otherwise verified by the letters referred to in clause (v) above, such verification to include the provision of documentary evidence supporting any such statistical or financial figure.

(viii)        Such further certificates and documents as you may reasonably request.

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Sidley Austin Brown & Wood LLP, counsel for the Underwriters, which approval shall not be unreasonably withheld.  The Company shall furnish you with three manually signed or conformed copies of such opinions, certificates, letters and documents.

If any condition to the Underwriters’ obligations under this Section 8 to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company and the Selling Shareholders without liability on the part of any Underwriter or the Company or the Selling Shareholders, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof.

SECTION 9.          Reimbursement of Underwriters’ Expenses.  If the sale to the Underwriters of the Shares on the First Closing Date is not consummated because any condition of the Underwriters’ obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Shares.  Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 7 and Section 11 shall at all times be effective and shall apply.

SECTION 10.        Effectiveness of Registration Statement.  You, the Company and the Selling Shareholders will use your, its and their best efforts to cause the Registration Statement to become effective, if it has not yet become effective, and to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

SECTION 11.        Indemnification.  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other federal, state, local or foreign statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A and/or Rule 434, if applicable, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information described in Section 4 of this Agreement; or (ii) if such statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus and (1) any such loss, claim, damage or liability suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Shares which are the subject thereof from such Underwriter in the offering and (2) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the 1933 Act.  In addition to its other obligations under this Section 11(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(a), it will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)           Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and the Selling Shareholders and each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer, Selling Shareholder or controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with the information described in Section 4 of this Agreement; and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer, Selling Shareholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.  In addition to their other obligations under this Section 11(b), the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(b), they will reimburse the Company and the Selling Shareholders on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters’ obligation to reimburse the Company and the Selling Shareholders for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction.  This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c)           Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify.  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

(d)           If the indemnification provided for in this Section is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the

Selling Shareholders and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Shareholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The respective relative benefits received by the Company, the Selling Shareholders and the Underwriters shall be deemed to be in the same proportion in the case of the Company and the Selling Shareholders, as the total price paid to the Company and the Selling Shareholders for the Shares by the Underwriters (net of underwriting discount but before deducting expenses), and in the case of the Underwriters as the underwriting discount received by them bears to the total of such amounts paid to the Company and the Selling Shareholders and received by the Underwriters as underwriting discount in each case as contemplated by the Prospectus.  The relative fault of the Company and the Selling Shareholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 11(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section are several in proportion to their respective underwriting commitments and not joint.

(e)           The provisions of this Section shall survive any termination of this Agreement.

Section 12.            Default of Underwriters.  It shall be a condition to the agreement and obligation of the Company and each of the Selling Shareholders to sell and deliver the Shares hereunder, and of each Underwriter to purchase the Shares hereunder, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Shares in accordance with the terms hereof.  If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on the First Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10 percent of the total number of Shares which the Underwriters are obligated to purchase on the First Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by the First Closing Date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on the First Closing Date.  If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to the Representatives and the Company and the Selling Shareholders for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company or the Selling Shareholders, except for the expenses to be paid by the Company pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof.

In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected.  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

SECTION 13.        Effective Date.  This Agreement shall become effective immediately as to Sections 7, 9, 11 and 14 and as to all other provisions upon execution and delivery of the Pricing Agreement.

SECTION 14.        Termination.  Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

(a)           This Agreement may be terminated by the Company by notice to you and the Selling Shareholders or by you by notice to the Company and the Selling Shareholders at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company or the Selling Shareholders to any Underwriter (except for the expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof) or of any Underwriter to the Company or the Selling Shareholders.

(b)           This Agreement may also be terminated by you prior to the First Closing Date, and the option referred to in Section 5, if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) trading in any securities of the Company shall have been suspended or materially limited by the Commission or the Nasdaq National Market or trading generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established or maximum ranges for prices shall have been required on such exchange or market, or (ii) a banking moratorium shall have been declared by New York, United States, or Israeli authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States or Israel, or (iii) there shall have been any adverse change in financial markets or in political, economic or financial conditions which, in the opinion of the Underwriters, either renders it impracticable or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus or materially and adversely affects the market for the Shares, or (iv) there shall have been an outbreak or escalation of major armed hostilities between the United States or Israel and any foreign power or terrorist organization or other calamity or crisis or change or development involving a prospective change in political, economic or financial conditions which in the opinion of the Underwriters makes it impractical or inadvisable to offer or sell the Shares.  Any termination pursuant to this paragraph (b) shall be without liability on the part of any Underwriter to the Company or the Selling Shareholders or on the part of the Company to any Underwriter or the Selling Shareholders (except for expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof).  In the event that you make a determination to terminate this Agreement pursuant to this Section 14(b), you shall notify the Company and the Selling Shareholders of each determination.

SECTION 15.        Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Shareholders, and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, principals, members, officers or directors or any controlling person, or the Selling Shareholders as the case may be, and will survive delivery of and payment for the Shares sold hereunder.

SECTION 16.        Notices.  All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to you c/o William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606, with a copy to Thomas Thesing c/o Sidley Austin Brown & Wood LLP, Woolgate Exchange, 25 Basinghall Street, London EC2V 5HA, England; if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at its headquarters with a copy to Stephan Hutter, Shearman & Sterling LLP, Gervinusstrasse 17, 60322 Frankfurt am Main, Germany;  if sent to one of the Selling Shareholders will be mailed, delivered or telegraphed and confirmed to the Agents and the Custodian at such address as they have previously furnished to the Company and the Representatives.

SECTION 17.        Successors.  This Agreement and the Pricing Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 11, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

SECTION 18.        Representation of Underwriters.  You will act as Representatives for the several Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by you will be binding upon all the Underwriters.

SECTION 19.        Partial Unenforceability.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

SECTION 20.        Applicable Law.  This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 21.        Jurisdiction.  Each of the Company and the Selling Shareholders agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement, the Pricing Agreement or the transactions contemplated hereby or thereby may be instituted in any New York Court, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Company and each Selling Shareholder has appointed CT Corporation as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement, the Pricing Agreement or the transactions contemplated herein or therein which may be instituted in any New York Court, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Company and the Selling Shareholders hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company and the Selling Shareholders. Notwithstanding the foregoing, any action arising out of or based upon this Agreement, the Pricing Agreement or the transactions contemplated herein or therein may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in the State of Israel.  The provisions of this Section 21 shall survive any termination of this Agreement, in whole or in part.

SECTION 22.        Currency.  Each reference in this Agreement or the Pricing Agreement to U.S. Dollar or “$” (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligations of each of the Company and the Selling Shareholders in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company or the Selling Shareholder making such payment will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of any of the Company or the Selling Shareholders not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

SECTION 23.        Waiver of Immunity.  To the extent that any of the Company or the Selling Shareholders has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, each of the Company and the Selling Shareholders hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement or the Pricing Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholders and the several Underwriters including you, all in accordance with its terms.

Very truly yours,
SHAMIR OPTICAL INDUSTRY LTD

By:
Name:
Title:

SHAMIR OPTICA HOLDINGS A.C.S. LTD.

By:
Name: Efrat Cohen
Title: Attorney-in-fact

HAKLAEI EYAL HASHARON A.C.S. LTD.

By:
Name: Daniel Sisso
Title: Attorney-in-fact

FIBI INVESTMENT HOUSE LTD. SCORPIO BSG LTD. JFS INTERNATIONAL TRADING LTD. GISHREI ASIA LTD.

By:
Name: Orly Felner Hayardeni
Title: Attorney-in-Fact

The foregoing Agreement is hereby

confirmed and accepted as of

the date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.

CIBC WORLD MARKETS CORP.

C.E. UNTERBERG, TOWBIN, L.L.C.

Acting as Representatives of the

several Underwriters named in

Schedule A.

By: William Blair & Company, L.L.C.

By:
Principal

SCHEDULE A

Underwriter	Number of Firm Shares to be Purchased

William Blair & Company, L.L.C.

CIBC World Markets Corp.

C.E. Unterberg, Towbin, L.L.C.

TOTAL

SCHEDULE B

	Number of Firm Shares to be Sold	Number of Option Shares to be Sold

Company	3,400,000	0

Shamir Optica Holdings A.C.S. Ltd.	395,982	489,585

Haklaei Eyal Hasharon A.C.S. Ltd.	24,018	24,018

FIBI Investment House Ltd.	124,200	59,614

Scorpio BSG Ltd.	36,000	17,279

JFJ International Trading Ltd.	4,500	2,160

Gishrei Asia Ltd.	15,300	7,344

TOTAL	4,000,000	600,000

SCHEDULE C

Comfort Letter of Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global

(1)                                  They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act.

(2)                                  In their opinion the consolidated financial statements of the Company and its subsidiaries included in the Registration Statement and the consolidated financial statements of the Company from which the information presented under the caption “Selected Consolidated Financial Data” has been derived which are stated therein to have been examined by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act.

(3)                                  On the basis of specified procedures (but not an examination in accordance with United States generally accepted auditing standards), including inquiries of certain officers of the Company and its subsidiaries responsible for financial and accounting matters as to transactions and events subsequent to [                 ], a reading of minutes of meetings of the shareholders and directors of the Company and its subsidiaries since [                 ], a reading of the latest available interim unaudited consolidated financial statements of the Company and its subsidiaries (with an indication of the date thereof) and other procedures as specified in such letter, nothing came to their attention which caused them to believe that (i) the unaudited consolidated financial statements of the Company and its subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or that such unaudited financial statements are not fairly presented in accordance with United States generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement; (ii) the pro forma information of the Company and its subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or that such pro forma information are not fairly presented in accordance with United States generally accepted accounting principles or that the assumptions used in the preparation thereof are not reasonable and the adjustments used therein are not appropriate under the circumstances; and (iii) at a specified date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there was any change in the capital stock or long-term debt or short-term debt (other than normal payments) of the Company and its subsidiaries on a consolidated basis or any decrease in consolidated net current assets or consolidated shareholders’ equity as compared with amounts shown on the latest unaudited balance sheet of the Company included in the Registration Statement or for the period from the date of such balance sheet to a date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there were any decreases, as compared with the corresponding period of the prior year, in consolidated net sales, consolidated income before income taxes or in the total or per share amounts of consolidated net income except, in all instances, for changes or decreases which the Prospectus discloses have occurred or may occur or which are set forth in such letter.

(4)                                  They have carried out specified procedures, which have been agreed to by the Representatives, with respect to certain information in the Prospectus specified by the Representatives, and on the basis of such procedures, they have found such information to be in agreement with the general accounting records of the Company and its subsidiaries.

SCHEDULE D

Subsidiaries

Subsidiary	Jurisdiction of Formation	Ownership Percentage

Eyal Optical Industries (1995) Ltd.	Israel	100%

Eyal Optics Holdings A.C.S. Ltd.	Israel	100%

E.S.P. Optics Ltd.	Israel	100%

Shamir USA, Inc.	USA	100%

Shamir Insight, Inc.	USA	56.7%

Altra Trading GmbH	Germany	51%

Inray Ltd.	Israel	50%

Shamir Or Ltd.	Israel	50%

E-vision LLC	USA	19.8%

Interoptic SA RL	France	51%

Altra Optica Espana SL	Spain	51%

Altra Optica Lda.	Portugal	51%

Cambridge Optical Group Limited	U.K.	51%

JMH Holding Ltd.	U.K.	51%

P.D.A. Advanced Optics Systems Ltd.	Israel	30%

EXHIBIT A

SHAMIR OPTICAL INDUSTRY LTD.

4,000,000 Common Shares(1)

PRICING AGREEMENT

               , 2005

WILLIAM BLAIR & COMPANY, L.L.C.

CIBC WORLD MARKETS CORP.

C.E. UNTERBERG, TOWBIN, L.L.C.

As Representatives of the Several

Underwriters

c/o William Blair & Company, L.L.C.

222 West Adams Street

Chicago, Illinois 60606

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement dated                  , 2005 (the “Underwriting Agreement”) relating to the sale by the Company and the Selling Shareholders and the purchase by the several Underwriters for whom William Blair & Company, L.L.C., CIBC World Markers Corp. and C.E. Unterberg, Towbin, L.L.C. are acting as representatives (the “Representatives”), of the above Shares.  All terms herein shall have the definitions contained in the Underwriting Agreement except as otherwise defined herein.

Pursuant to Section 5 of the Underwriting Agreement, the Company and each of the Selling Shareholders agree with the Representatives as follows:

1.               The initial public offering price per share for the Shares shall be $          .

2.               The purchase price per share for the Shares to be paid by the several Underwriters shall be $             , being an amount equal to the initial public offering price set forth above less $             per share.

Upon execution of this Pricing Agreement, the Underwriting Agreement shall become effective as to all provisions.

(1)                                  Plus an option to acquire up to 600,000 additional shares to cover overallotments.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholders and the several Underwriters, including you, all in accordance with its terms.

Very truly yours,
SHAMIR OPTICAL INDUSTRY LTD

By:
Name:
Title:

SHAMIR OPTICA HOLDINGS A.C.S. LTD.

By:
Name: Efrat Cohen
Title: Attorney-in-fact

HAKLAEI EYAL HASHARON A.C.S. LTD.

By:
Name: Daniel Sisso
Title: Attorney-in-fact

FIBI INVESTMENT HOUSE LTD. SCORPIO BSG LTD. JFS INTERNATIONAL TRADING LTD. GISHREI ASIA LTD.

By:
Name: Orly Felner Hayardeni
Title: Attorney-in-Fact

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.

CIBC WORLD MARKETS CORP.

C.E. UNTERBERG, TOWBIN, L.L.C.

Acting as Representatives of the

several Underwriters

By: William Blair & Company, L.L.C.

By:
Principal